Exhibit 5.1

January 7, 2022

DarioHealth Corp.

18 W. 18th St, 5th Floor

New York, New York 10011

Re:	DarioHealth Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by DarioHealth Corp., a Delaware corporation (the “Company”), of 1,339,624 shares of its common stock, par value $0.0001 per share (the “Registered Shares”), that are to be offered and may be issued under the DarioHealth Corp. 2020 Equity Incentive Plan, as amended (the “Plan”), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Act.

We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as presently in effect, the bylaws, minute books and corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

We express no opinion herein as to any laws other than the General Corporation Law statute of the State of Delaware, and we express no opinion as to state securities or blue sky laws.

Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP